
WILLIAM M. CAMERON ("WMC")
William M. Cameron Trust B -2nd (see footnote #2)
William M. Cameron Trustee, Wm. M. Cameron Revocable Trust (see footnote #2)
First Fidelity Bancorp, Inc. 59% voting control – OK 73-1176204
North American Insurance Agency, Inc. See Page 3
Family CFO, L.L.C. 51% - OK 20-8891224
Cameron Sports, LLC 100% - OK
First Fidelity Bank, NA 100% - OK 73-1100200
Classen Asset Management, LLC 100% - OK
CB Hoops, LLC 51% - OK
Marshall Hoops LLC 50% - OK
FFB Investment, Inc. 100% - NV 88-0424888
First Fidelity Financial Services, Inc. 100% - OK 73-1585460
First Fidelity Group, LLC 50% - OK 20-1805125
Tulsa Pro Hoops, LLC 100% - OK 27-0504982
Okie Hoops LLC 50% - OK
FFB Holdings, Inc. 100% - NV 88-0446560
FFB Loan Investment Limited Partnership 99% - NV 88-0447502
Oklahoma Sports Enterprises LLC 100% - OK
TexasOU LLC 50% - OK
FFB Loan Investment Limited Partnership 1% - NV 88-0447502
North American Insurance Agency of Texas, Inc. 50% - TX 73-1385279
First Financial Capital Corporation 100% - TX 74-2132317
First Financial Capital Corporation 100% - LA 74-2786672
American Financial Capital Corporation of New Mexico 100% - NM 85-0441565
First Financial Administrators, Inc. 100% - TX 76-0125853
First Financial Benefits, Inc. 50% - TX 74-2158453
Cameron Associates, Inc. 50% WMC Rev Trust; 50% LLC Rev Trust– OK Sole General Partner 73-1533495
Cameron Enterprises A Limited Partnership1 (CELP) – OK 73-1267299
American Fidelity Corporation 94% - NV 73-0966202
American Fidelity General Agency, Inc. 100% - OK 73-1352431
American Fidelity Assurance Company (Insurance Company) 100% - OK 73-0714500 NAIC 60410
American Public Life Insurance Company (Insurance Company) 100% - OK 64-0349942 NAIC 60801
Balliet's, LLC 45% - OK 73-1529608
American Fidelity Securities, Inc. 100% - OK 73-0783902
BLC Holdings, LLC 100% - OK
First Financial Securities of America, Inc. 100% - TX 76-0055292
Hawaii Development, LLC 100% - OK None
Lynda L. Cameron Trustee, Lynda L. Cameron Revocable Trust (see footnote #3)
Lynda L. Cameron Trust B -2nd (see footnote #3)
LYNDA L. CAMERON ("LLC")
North American Insurance Agency, Inc. See Page 3
First Fidelity Bancorp, Inc. 38.5% voting control – OK 73-1176204
Classen Asset Management, LLC 100% - OK
First Fidelity Bank, NA 100% - OK 73-1100200
First Fidelity Group, LLC 50% - OK 20-1805125
First Fidelity Financial Services, Inc. 100% - OK 73-1585460
FFB Investment, Inc. 100% - NV 88-0424888
FFB Loan Investment Limited Partnership 99% - NV 88-0447502
FFB Holdings, Inc. 100% - NV 88-0446560
FFB Loan Investment Limited Partnership 1% - NV 88-0447502
North American Insurance Agency of Texas, Inc. 50% - TX 73-1385279
First Financial Administrators, Inc. 100% - TX 76-0125853
American Financial Capital Corporation of New Mexico 100% - NM 85-0441565
First Financial Capital Corporation 100% - LA 74-2786672
First Financial Capital Corporation 100% - TX 74-2132317
First Financial Benefits, Inc. 50% - TX 74-2158453

[1] Limited Partners are: CWC 1980 Trusts, LBC 1980 Trusts, JCC 1980 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B – 2nd William M. Cameron, WMC 2004 Family Trusts, WMC Children Minors Trusts, Lynda L. Cameron, LLC 2005 Family Trusts

[2] The Wm. M. Cameron Trust B – 2nd and Wm. M. Cameron, Trustee of the Wm. M. Cameron Revocable Trust together own 44.8% of the non-voting common stock of North American Insurance Agency, Inc. (NAIA) and 5% of the voting common stock of NAIA, for a total of 49.8% of all of the issued and outstanding common stock of NAIA.

[3] The Lynda L. Cameron Trust B – 2nd and Lynda L. Cameron, Trustee of the Lynda L. Cameron Revocable Trust together own 44.8% of the non-voting common stock of North American Insurance Agency, Inc. (NAIA) and 5% of the voting common stock of NAIA, for a total of 49.8% of all of the issued and outstanding common stock of NAIA.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include one of the following: LLC or LC